Form N-SAR, Sub-Item 77Q1(e)
Copies of any new or amended
investment advisory contract

Nuveen New Jersey Investment
Quality Municipal Fund, Inc.
33-38450
811-6264

We hereby incorporate by reference
the form
of the new Investment Management
Agreement
filed in Proxy materials in the SEC
filing on June 20, 2005, under
Conformed Submission Type DEF
14A, accession
number 0000950137-05-007555.